EXHIBIT 3.1


          Certificate of Incorporation of FirstSpartan Financial Corp.





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                          CERTIFICATE OF INCORPORATION

                                       OF

                          FIRSTSPARTAN FINANCIAL CORP.


                                   ARTICLE I

                                      Name

         The name of the corporation is FirstSpartan Financial Corp. (herein the "Corporation").

                                   ARTICLE II

                               Registered Office

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

                                     Powers

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. The Corporation shall have all the powers of a corporation organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                                      Term

         The Corporation is to have perpetual existence.

                                   ARTICLE V

                                 Incorporators

         The name and mailing address of the incorporator are:

         Name                                 Mailing Address

         Billy L. Painter                     P.O. Box 1806
                                              Spartanburg, South Carolina 29304


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                                   ARTICLE VI

                               Initial Directors

         The number of directors constituting the initial board of directors of the Corporation is seven, and the names and addresses of the persons who are to serve as the initial directors until their successors are elected and qualified, together with the classes of directorships to which such persons have been assigned, are:

Name                              Address                               Class

Wesley Hammond                    380 E. Main Street                    I
                                  Spartanburg, SC 29302

E. Lea Salter                     380 E. Main Street                    I
                                  Spartanburg, SC 29302

E. L. Sanders                     380 E. Main Street                    II
                                  Spartanburg, SC 29302

David E. Tate                     380 E. Main Street                    II
                                  Spartanburg, SC 29302

Billy L. Painter                  380 E. Main Street                    III
                                  Spartanburg, SC 29302

Robert L. Handell                 380 E. Main Street                    III
                                  Spartanburg, SC 29302

Robert R. Odom                    380 E. Main Street                    III
                                  Spartanburg, SC 29302

                                  ARTICLE VII

                                 Capital Stock

         A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 12,250,000 consisting of:

                  1. 250,000 shares of Preferred Stock, par value one cent ($.01) per share ("Preferred Stock"); and

                  2. 12,000,000 shares of Common Stock, par value one cent ($.01) per share ("Common Stock").

         B. The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without


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a vote of the holders of the Preferred Stock, or of any series thereof,  unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

         C.       1.       Notwithstanding  any other provision of this
Certificate, in no event  shall  any  record  owner  of  any  outstanding common stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of common stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit,
unless a majority  of the Whole  Board (as hereinafter   defined)  shall  have
by resolution granted in advance such entitlement or permission. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of common stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all common stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of common stock beneficially owned by such person owning shares in excess of the Limit.

                  2. The following definitions shall apply to this Section C of this Article VII.

                           (a)      "Affiliate"  shall have the meaning ascribed
to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of this Certificate.

                           (b)      "Beneficial  ownership"  shall  be
determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of this Certificate; provided, however, that a person shall, in any event, also be deemed the "beneficial owner" of any common stock:

                                    (i)     which  such  person  or  any  of
its  affiliates   beneficially  owns, directly or indirectly; or

                                    (ii)    which  such  person  or any of its
affiliates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more of subparagraphs A(1)(a) through (h) of Article XIV or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (B) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

                                    (iii)   which are  beneficially  owned,
directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation; and provided further, however, that (i) no director or officer of this Corporation (or any Affiliate of any such director or officer) shall, solely by reason of any or all of such
directors of officers acting in their  capacities as such, be deemed,   for  any
purposes hereof, to beneficially own any common stock beneficially owned by any other such director or officer (or any Affiliate thereof), and (ii) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any common stock held under any such plan. For purposes of computing the percentage beneficial ownership of common stock of a person, the outstanding


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common stock shall include  shares deemed owned by such person  through application of this subsection but shall not include any other common stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding common stock shall include only common stock then outstanding and shall not include any common stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

                           (c)      A "person" shall mean any individual, firm,
corporation, or other entity.

                           (d)      "Whole  Board" shall mean the total number
of directors which the Corporation would have if there were no vacancies on the board of directors.

                  3. The board of directors shall have the power to construe and apply the provisions of this Section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of common stock beneficially owned by any person, (ii) whether a person is an affiliate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of this Section to the given facts, or (v) any other matter relating to the applicability or effect of this Section.

                  4. The board of directors shall have the right to demand that any person who is reasonably believed to beneficially own common stock in excess of the Limit (or holds of record common stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit, and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be required of such person.

                  5. Except as otherwise provided by law or expressly provided in this Section C, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section C) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in this Certificate to a majority or other proportion of capital stock (or
the holders  thereof)  for purposes  of  determining   any  quorum   requirement
or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

                  6. Any constructions, applications, or determinations made by the board of directors pursuant to this Section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the
Corporation   and  its stockholders.

                  7. In the event any provision (or portion thereof) of this Section C shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section C remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.


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                                  ARTICLE VIII

                               Preemptive Rights


         No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of any class or series or carrying any right to purchase stock of any class or series; but any such unissued stock, bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion.

                                   ARTICLE IX

                              Repurchase of Shares

         The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences of indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law.

                                   ARTICLE X

                  Meetings of Stockholders; Cumulative Voting

         A. Notwithstanding any other provision of this Certificate or the Bylaws of the Corporation, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

         B. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the Bylaws of the Corporation, include the power and authority to call such meetings, but such special meetings may not be called by any other person or persons.

         C. There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation.

         D. Meetings of stockholders may be held at such place as the Bylaws may provide.

                                   ARTICLE XI

                      Notice for Nominations and Proposals

         A. Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of


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the  Corporation  to make  any  such  nominations  and/or proposals,  he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation not less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than thirty-one days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominees,
(iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the stockholder giving such notice (a) his name and address as they appear on the Corporation's books and (b) the class and number of shares of the Corporation which are beneficially owned by such stockholder. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation.

         B. Each such notice given by a stockholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Notwithstanding anything in this Certificate to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article.

         C. The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to the meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

                                  ARTICLE XII

                                   Directors

         A. Number; Vacancies. The number of directors of the Corporation shall be such number, not less than 5 nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be provided from time to time in or in accordance with the Bylaws; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further, that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action. Vacancies in the board of directors of the Corporation, however caused, and newly created directorships may be filled only by a vote of two-thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified.

         B. Classified Board. The board of directors of the Corporation shall be divided into three classes of directors which shall be designated Class I, Class II and Class III. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. Such classes shall be as nearly equal in number as the then total number of directors constituting the entire board of directors shall permit, with the terms of office of all members of one class expiring each year. At the first annual meeting of stockholders, directors in


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Class I shall be elected to hold  office for a term expiring at the third succeeding annual meeting thereafter. At the second annual meeting of stockholders, directors of Class II shall be elected to hold office for a term expiring at the third succeeding meeting thereafter. At the third annual meeting of stockholders, directors of Class III shall be elected to hold office for a term expiring at the third succeeding meeting thereafter. Thereafter, at each succeeding annual meeting, directors of each class shall be elected for three year terms. Notwithstanding the foregoing, the director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the board of directors shall have been abolished by action taken to reduce the size of the board of directors prior to said meeting.

         Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as nearly as equal as possible. The board of directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as nearly as equal as possible.

         Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article XII. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

                                  ARTICLE XIII

                              Removal of Directors

         Notwithstanding any other provision of this Certificate or the Bylaws of the Corporation, any director or the entire board of directors of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XIII shall not apply with respect to the director or directors elected by such holders of preferred stock.

                                  ARTICLE XIV

                   Approval of Certain Business Combinations

         The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this section.

         A.       1.       Except as otherwise  expressly  provided in this
Article XIV, the affirmative vote of the holders of (i) at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least 80% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

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                           (a)      any merger or  consolidation  of the
Corporation  with or into a Related Person (as hereinafter defined);

                           (b)      any sale, lease,  exchange,  transfer or
other disposition, including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

                           (c)      any merger or  consolidation  of a Related
Person with or into the  Corporation or a subsidiary of the Corporation;

                           (d)      any  sale,  lease,  exchange,  transfer  or
other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

                           (e)      the  issuance of any  securities  of the
Corporation  or a  subsidiary  of the Corporation to a Related Person;

                           (f)      the  acquisition by the  Corporation or a
subsidiary of the  Corporation of any securities of a Related Person;

                           (g)      any   reclassification  of  the  common
stock  of  the  Corporation,   or  any recapitalization involving the common
stock of the Corporation; and

                           (h)      any  agreement,  contract  or  other
arrangement providing for any of the transactions described in this Article.

                  2. Such affirmative vote shall be required notwithstanding any other provision of this Certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.

                  3.       The term "Business Combination" as used in this
Article XIV shall mean any transaction which is referred to in any one or more of subparagraphs A(1)(a) through (h) above.

         B. The provisions of paragraph A shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of this Certificate, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved by a two-thirds vote of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

         C. For the purposes of this Article XIV the following definitions apply:

                  1.       The term  "Related  Person"  shall mean and include
(a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) in the aggregate 10% or more of the outstanding shares of the common stock of the Corporation; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.


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                  2.       The term "Substantial Part" shall mean more than 25%
of the total assets of the Corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

                  3. The term "Continuing Director" shall mean any member of the board of directors of the Corporation who is unaffiliated with the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board.

                  4.       The  term  "Continuing   Director  Quorum"  shall
mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.

                                   ARTICLE XV

                      Evaluation of Business Combinations

         In connection with the exercise of its judgment in determining what is in the best interests of the Corporation and of the stockholders, when evaluating a Business Combination (as defined in Article XIV) or a tender or exchange offer, the board of directors of the Corporation shall, in addition to considering the adequacy of the amount to be paid in connection with any such transaction, consider all of the following factors and any other factors which it deems relevant; (i) the social and economic effects of the transaction on the Corporation and its subsidiaries, employees, depositors, loan and other customers, creditors and other elements of the communities in which the Corporation and its subsidiaries operate or are located; (ii) the business and financial condition and earnings prospects of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition and other likely financial obligations of the acquiring person or entity and the possible effect of such conditions upon the Corporation and its subsidiaries and the other elements of the communities in which the Corporation and its subsidiaries operate or are located; and (iii) the competence, experience, and integrity of the acquiring person or entity and its or their management.

                                  ARTICLE XVI

                                Indemnification

         A. Persons. The Corporation shall indemnify, to the extent provided in paragraphs B, D or F:

                  1. any person who is or was a director or officer of the Corporation; and

                  2. any person who serves or served at the Corporation's request as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise.

         B. Extent -- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify such person if such person satisfies the standard in paragraph C, for expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by such person in connection with the defense or settlement of the action or suit.

         C. Standard -- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation, a person named in paragraph A shall be indemnified only if:

                  1.       such person is successful on the merits or otherwise;
or


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

                  2. such person acted in good faith in the transaction which is the subject of the suit or action, and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article XIV) not approved by the board of directors. However, such person shall not be indemnified in respect of any claim, issue or matter as to which such person has been adjudged liable to the Corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         D. Extent -- Nonderivative Suits. In case of a threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a nonderivative suit, against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify such person if such person satisfies the standard in paragraph E, for amounts actually and reasonably incurred by such person in connection with the defense or settlement of the nonderivative suit, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

         E. Standard -- Nonderivative Suits. In case of a nonderivative suit, a person named in paragraph A shall be indemnified only if:

                  1.       such person is successful on the merits or otherwise;
or

                  2. such person acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination (as defined in Article XIV of this Certificate) not approved by the board of directors and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this paragraph E.2.

         F. Determination That Standard Has Been Met. A determination that the standard of paragraph C or E has been satisfied may be made by a court or, except as stated in paragraph C.2 (second sentence), the determination may be made by:

                  1. a majority vote of the directors of the Corporation who are not parties to the action, suit or proceeding, even though less than a quorum; or

                  2. independent legal counsel (appointed by a majority of the disinterested directors of the Corporation, whether or not a quorum) in a written opinion; or

                  3.       the stockholders of the Corporation.

         G. Proration. Anyone making a determination under paragraph F may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

         H. Advance Payment. The Corporation may pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under paragraphs A through G if (i) the board of directors authorizes the specific payment and (ii) the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that such person is not entitled to indemnification by the Corporation under paragraphs A through G.


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

         I. Nonexclusive. The indemnification and advance of expenses provided by paragraphs A through H shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         J. Continuation. The indemnification provided by this Article XVI shall be deemed to be a contract between the Corporation and the persons entitled to indemnification thereunder, and any repeal or modification of this
Article XVI shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by paragraphs A through H shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to such
person's  heirs,   executors  and administrators.

         K. Insurance. The Corporation may purchase and maintain insurance on behalf of any director, officer, employee or agent of the Corporation or subsidiary or affiliate or another corporation, partnership, joint venture, trust or other enterprise, against any liability incurred by such person in any such position, or arising out of such person's status as such, whether or not the Corporation would have power to indemnify such person against such liability under paragraphs A through H.

         L. Savings Clause. If this Article XVI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this Article XVI that shall not have been invalidated and to the full extent permitted by applicable law.

                                  ARTICLE XVII

                      Elimination of Directors' Liability

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which a director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date of filing of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

         Any  repeal  or  modification   of  the  foregoing   paragraph  by  the
stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE XVIII

                              Amendment of Bylaws

         In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation by a two-thirds vote of the board. Notwithstanding any other provision of this Certificate or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law), the Bylaws shall

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

not be adopted, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting), or, as set forth above, by the board of directors.

                                  ARTICLE XIX

                   Amendment of Certificate of Incorporation

         The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles X, XI, XII, XIII, XIV, XV, XVI, XVII, XVIII and this Article XIX may not be repealed, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed adoption, repeal, alteration, amendment or rescission is included in the notice of such meeting).

                                *      *      *

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


         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 3rd day of February 1997.



                                            /s/ Billy L. Painter
                                            --------------------
                                            Billy L. Painter
                                            Incorporator

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